UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Columbus Circle 15th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by Indaptus Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 9, 2026, the Company entered into a Stock Purchase Agreement, dated September 8, 2026 (the “Purchase Agreement”) with the purchasers party thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of 20,338,974 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, in a private placement (the “Private Placement”), for aggregate gross proceeds of approximately $24.0 million, before deducting offering expenses.

Subsequently, as reported in the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2026, the Company and the Purchasers entered into notices and consents pursuant to which, among other things, the outside date applicable to each Purchaser under the Purchase Agreement was extended from September 29, 2026 to October 16, 2026.

Item 8.01. Other Events.

On October 16, 2026, the Company completed the Private Placement, having received the full purchase price from each of the Purchasers in accordance with the terms of the Purchase Agreement, as amended. In connection with the closing of the Private Placement, the Company will issue an aggregate of 20,338,974 Shares to the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Junyi Dai
Name:	Junyi Dai
Title:	Chief Executive Officer